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                                                                EXHIBIT 24


                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Blank, Barbara A. Frastaci, Terrence G. Linnert, Kevin P. Murphy, Janis T. Percio, Gordon S. Kaiser, Jr. and Dynda A. Thomas as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to Registration Statement No. 033-63315, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 9, 1996, by the following persons in the capacities indicated.

/s/ Barbara A. Frastaci
- --------------------------------------
Name:   Barbara A. Frastaci
Title:  Treasurer and Director
        (principal financial officer
        and principal accounting officer)

/s/ Kevin P. Burns
- --------------------------------------
NAME:   Kevin P. Burns
TITLE:  Director